CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-208911 on Form S-8 of our report relating to the consolidated financial statements of Ferroglobe PLC dated May 2, 2016, appearing in this Annual Report on Form 20-F of Ferroglobe PLC for the year ended December 31, 2015.

/s/ Deloitte, S.L.

Madrid, Spain

May 2, 2016